UNAUDITED PRO FORMA COMBINED BALANCE SHEET
June 30, 2015

EXHIBIT 99.4

	ORION MARINE GROUP	T.A.S	COMBINED HISTORICAL	PRO FORMA ADJUSTMENTS		COMBINED PRO FORMA
Assets						
Current assets:						
Cash and cash equivalents	20,735	7,628	28,363	(7,628)		20,735
Accounts receivable:						
Trade, net of allowance of	48,679	35,308	83,987	-		83,987
Retainage	14,003	17,156	31,159	-		31,159
Other	3,229	1,083	4,312	-		4,312
Taxes receivable	100	-	100	-		100
Inventory	7,108	71	7,179	-		7,179
Investment in subsidiary GLM	-	-	-	-		-
Deferred tax asset	1,733	-	1,733	-		1,733
Costs and estimated earnings in excess of billings on uncompleted contracts	45,152	1,769	46,921	-		46,921
Asset held for sale	375	-	375	-		375
Prepaid expenses and other	3,568	254	3,822	-		3,822
Total current assets	144,682	63,269	207,951	(7,628)	(1)	200,323
Inventory - noncurrent	4,983	-	4,983	-		4,983
Property and equipment, net	158,642	9,361	168,003	8,977	(2)	176,980
Goodwill	33,798	14,690	48,488	21,041	(3)	69,529
Intangible assets, net of amortization	31	70	101	33,110	(4)	33,211
Other assets	-	399	399	-		399
Total assets	342,136	87,789	429,925	55,500		485,425
Liabilities and Stockholders' Equity						
Current liabilities						
Current portion of long-term debt	29,123	5,070	34,193	(12,578)	(5)	21,615
Accounts payable						
Trade	28,391	12,755	41,146	-		41,146
Retainage	1,484	-	1,484	-		1,484
Accrued liabilities	14,857	4,666	19,523	-		19,523
Taxes payable	266	-	266	-		266
Billings in excess of costs and estimated earnings on uncompleted contracts	11,552	9,643	21,195	-		21,195
Total current liabilities	85,673	32,134	117,807	(12,578)		105,229
Long-term debt, less current portion	3,348	12,702	16,050	110,335	(5)	126,385
Other long-term liabilities	565	696	1,261	-		1,261
Deferred income taxes	19,693	-	19,693	-		19,693
Deferred revenue	-	-	-	-		-
Total liabilities	109,279	45,532	154,811	97,757		252,568
Stockholders' equity:						
Common stock	279	-	279	-		279
Treasury stock	(6,540)	-	(6,540)	-		(6,540)
Additional paid in capital	167,776	42,257	210,033	(42,257)	(6)	167,776
Retained earnings	71,342	-	71,342	-		71,342
Total stockholders' equity	232,857	42,257	275,114	(42,257)		232,857
Total liabilities and stockholders' equity	$ 342,136	$ 87,789	$ 429,925	$ 55,500		$ 485,425

** **See accompany notes to the Unaudited Pro Forma Combined Consolidated Financial Information**

(1) Reflects the decrease of cash as a result of the terms of the purchase agreement
(2) Reflects the fair value adjustment to the acquired property and equipment.
(3) Reflects the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of the acquiree's assets acquired and liabilities assumed
(4) Reflects the fair value adjustment for intangible assets
(5) Reflects the term loan issued necessary to finance the acquisition less the debt extinguished under the previous credit facilities
(6) Reflects the reduction of the acquiree's membership interests

Exhibit 99 4 TAS Pro Forma Combined Consolidated FS.xlsx 10/22/2015

UNAUDITED PRO FORMA COMBINED CONSOLIDATE STATEMENTS OF INCOME EXHIBIT 99.4 For the Six Month Period Ended June 30, 2015 ORION MARINE GROUP T.A.S COMBINED HISTORICAL PRO FORMA ADJUSTMENTS COMBINED PRO FORMA Contract revenues 167,546 108,384 275,930 - 275,930 Cost of contract revenues 153,065 90,780 243,845 - 243,845 Gross profit 14,481 17,604 32,085 - 32,085 General and administrative expenses 17,486 9,176 26,662 - 26,662 Operating (loss) income (3,005) 8,428 5,423 - 5,423 Other income/(expense) Gain on sale of assets 100 - 100 - 100 Other income - 802 802 - 802 Interest expense (490) (395) (885) - (885) Interest income 17 - 17 17 Other income (expense), net (373) 407 34 - 34 (Loss) income before income taxes (3,378) 8,835 5,457 - 5,457 Income tax benefit (1,276) - (1,276) (1,276) Net (loss) income attributable to common stockholders (2,102)$ 8,835$ 6,733$ - 6,733$ Earnings per common share: Basic (loss) per share (0.08) 0.25 - 0.25 Diluted (loss) per share (0.08) 0.25 - 0.25 Shares used in the calculation of earnings (loss) per common share Basic 27,479 27,479 - 27,479 Diluted 27,479 27,479 - 27,479 10/22/2015Exhibit 99 4 TAS Pro Forma Combined Consolidated FS.xlsx

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME EXHIBIT 99.4 For the Year Ended December 31, 2014 ORION MARINE GROUP T.A.S COMBINED HISTORICAL PRO FORMA ADJUSTMENTS COMBINED PRO FORMA Contract revenues 385,818 236,245 622,063 - 622,063 Cost of contract revenues 341,224 199,160 540,384 - 540,384 Gross profit 44,594 37,085 81,679 - 81,679 General and administrative expenses 34,691 16,185 50,876 - 50,876 Operating income 9,903 20,900 30,803 - 30,803 Other income/(expense) Gain on sale of assets 359 - 359 - 359 Other income 467 1,402 1,869 - 1,869 Interest expense (694) (1,121) (1,815) - (1,815) Interest income 17 - 17 17 Other income, net 149 281 430 - 430 Income before income taxes 10,052 21,181 31,233 - 31,233 Income tax expense 3,175 - 3,175 3,175 Net income attributable to common stockholders 6,877$ 21,181$ 28,058$ -$ 28,058$ Earnings per common share: Basic 0.25 1.02 - 1.02 Diluted 0.25 1.01 - 1.01 Shares used in the calculation of earnings per common share Basic 27,421 27,421 - 27,421 Diluted 27,788 27,788 - 27,788 See accompany notes to the Unaudited Pro Forma Combined Consolidated Financial Information 10/22/2015Exhibit 99 4 TAS Pro Forma Combined Consolidated FS.xlsx